UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 24, 2016 (August 24, 2016)

TCP CAPITAL CORP.
 (Exact Name of Registrant as Specified in Charter)

Delaware	814-00899	56-2594706
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2951 28th Street, Suite 1000
Santa Monica, California	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 566-1000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors; Appointment of Certain Officers.

On August 24, 2016, the registrant issued a press release, included herewith as Exhibit 99.1, announcing the registrant’s board of directors (“the Board”) appointed M. Freddie Reiss as an independent director to the Board effective August 24, 2016. The Board has determined that Mr. Reiss is not an “interested person” as defined in Section 2(a)(19) of the Investment Company Act of 1940 and is independent within the meaning of the independence standards of the NASDAQ Marketplace Rules.

In the last fiscal year, the registrant has not engaged in any transaction in which Mr. Reiss or a person related to Mr. Reiss had a direct or indirect material interest. To the registrant’s knowledge, there is no arrangement or understanding between any of its officers and directors and Mr. Reiss pursuant to which Mr. Reiss was selected to serve as a director.

The information disclosed under this Item 5.02, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated as of August 24, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCP CAPITAL CORP.

Date: August 24, 2016

	By:	/s/ Elizabeth Greenwood
	Name:	Elizabeth Greenwood
	Title:	Chief Compliance Officer

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated as of August 24, 2016.